Exhibit 99.1

NEWS RELEASE
www.vocaltec.com
MAGICJACK REPORTS FOURTH QUARTER AND FULL YEAR
2014 FINANCIAL RESULTS

•	Total net revenues of $116.3 million during FY14
•	Access rights renewal revenues up 15% year-over-year in FY14 to $65.5 million
•	FY14 GAAP operating income of $13.6 million, adjusted EBITDA of $29.6 million
•	FY14 GAAP diluted EPS of $0.21, non-GAAP diluted EPS of $1.14
•	Generated $22.8 million in free cash flow during FY14
•	Cash and cash equivalents of $75.9 million and no debt as of December 31, 2014
•	Announced a new $20 million share repurchase program

West Palm Beach, Fla. and Jerusalem, Israel, March 16, 2015 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications company, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“While our fourth quarter results were slightly lower than expected, the company more than doubled the number of active magicJackGO subscribers and generated solid adjusted EBITDA,” said Gerald Vento, President and CEO of magicJack VocalTec.  “2014 was a pivotal year for the Company as we successfully managed our transformation, as evidenced by the product and brand refreshes, deepened relationships with our key retail partners, reached an agreement with Telefonica to start international expansion, and significantly strengthened our balance sheet.

Fourth Quarter 2014 Financial Highlights:

–	Net revenues: Total net revenues for the fourth quarter of 2014 were $25.7 million. Net revenues from the sales of magicJack devices were $3.0 million and access rights renewal revenues were

$17.2 million, an increase of 16% on a year-over-year basis, and accounted for 67% of total net revenues. Prepaid minute revenues were $2.1 million and access and wholesale charges were $2.1 million during the quarter. Other revenue contributed the remaining $1.4 million of total net revenues during the fourth quarter of 2014.

–	Operating (loss) income: GAAP operating income for the fourth quarter of 2014 was $3.4 million, compared to a loss of $(0.8) million for the third quarter of 2014.

–	Adjusted EBITDA: Adjusted EBITDA was $6.8 million for the fourth quarter of 2014 compared to
$4.1 million for the third quarter of 2014.

–
Net (loss) income: GAAP net loss for the fourth quarter of 2014 was $(3.8) million, compared to a loss of $(1,000) for the third quarter of 2014. GAAP diluted loss per share for the fourth quarter was $(0.21) based on 17.8 million weighted-average diluted ordinary shares outstanding, compared to breakeven based on 17.8 million weighted-average diluted ordinary shares outstanding, for the third quarter of 2014.

–
Non-GAAP net income: Non-GAAP net income for the fourth quarter of 2014 was $2.7 million, compared to $4.0 million for the third quarter of 2014. Non-GAAP earnings per diluted shares for the fourth quarter was $0.15, based on 17.9 million weighted-average diluted shares outstanding, compared to $0.22 per diluted share, based on 17.8 million weighted-average diluted ordinary shares outstanding, for the third quarter of 2014.

Cash and free cash flow: As of December 31, 2014, magicJack VocalTec had cash and cash equivalents of $75.9 million and no debt.  During the fourth quarter of 2014, the Company generated $1.2 million in free cash flow compared to $3.2 million generated in the third quarter of 2014.

NEWS RELEASE
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Full Year 2014 Financial Highlights:

–
Net Revenues: Total net GAAP revenues for the full year 2014 were $116.3 million.  Net revenues from the sales of magicJack devices were $24.6 million and access rights renewal revenues were $65.5 million, an increase of 15% on a year-over-year basis, and accounted for 56% of total net revenues. Prepaid minute revenues were $10.1 million and access and wholesale charges were $7.0 million during the full year 2014. Other revenue contributed the remaining $9.1 million of total net revenues during the full year 2014.

–	Operating Income: GAAP operating income for the full year 2014 was $13.6 million, compared to operating income of $47.4 million for 2013.

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2014 was $29.6 million compared to $58.2 million for 2013.

–
Net Income: GAAP net income for the full year of 2014 was $3.8 million, compared to net income of $70.3 million for 2013. GAAP net income per diluted share attributable to ordinary shareholders was $0.21 based on 17.9 million weighted-average diluted shares outstanding for the full year 2014, compared to $3.81 per diluted share attributable to ordinary shareholders, based on 18.5 million weighted-average diluted shares outstanding for 2013.

–
Non-GAAP net income: Non-GAAP net income for the full year 2014 was $19.1 million, compared to $39.9 million for 2013. Non-GAAP net income per diluted share for the full year 2014 was $1.07, based on 17.9 million weighted-average diluted shares outstanding, compared to $2.16 per diluted share, based on 18.5 million weighted-average diluted shares outstanding, for 2013.

–	Free cash flow: During the full year 2014, the Company generated $22.8 million in free cash flow.

A reconciliation of GAAP to non-GAAP financial measures, as well as the calculation of free cash flow has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Additional Fourth Quarter 2014 and Recent Highlights:

–	As of December 31, 2014, magicJack had an estimated 2.75 million active MJ subscribers, which we define as device users that are under an active subscription contract.

–	magicJack activated 169,000 subscribers during the fourth quarter of 2014. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the fourth quarter ended December 31, 2014, magicJack’s average monthly churn was 3.3%.

–	magicJack APP had 3.4 million monthly active unique APP users as of December 31, 2014.

NEWS RELEASE
www.vocaltec.com

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EDT to review the company's financial results for the fourth quarter and full year 2014. To access this call, dial 1-888-224-1121 (United States), or 1-913-312-1517 (international), with conference ID #8803527. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm.  A recording of this conference call will also be available through March 30, 2015, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #8803527.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 10 million award-winning magicJack devices, now in its fourth generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

NEWS RELEASE
www.vocaltec.com

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.

magicJack defines adjusted EBITDA as GAAP operating (loss) income excluding: depreciation and amortization, share-based issuances and compensation, impairment of intangible asset, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of the new magicJack device, former executive severance payments, certain tax matters, a reversal of unused price protection accrual, reserves for device returns, the net change to reserve for bad debt expense, transaction related expenses and a customer care termination payment.

magicJack defines non-GAAP net income as GAAP net income excluding: share-based issuances and compensation, impairment of intangible asset, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of the new magicJack device, former executive severance payments, certain tax matters, a reversal of unused price protection accrual, reserves for device returns, the net change to reserve for bad debt expense, in gain on investments, a change in fair value loss on common equity put options, a customer care termination payment, transaction relate expenses, release of tax valuation allowance, foreign currency revaluations on tax assets and uncertain tax positions, net.

magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

NEWS RELEASE
www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, income, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to increase sales of magicJack devices; our ability to successfully integrate the magicJack GO device with our mobile app; our ability to successfully monetize our mobile app; delays in development we may experience with respect to magicJack devices or our mobile app; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

NEWS RELEASE
www.vocaltec.com

Fourth quarter and full year 2014 financial tables follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13
Net revenues	25,716	38,180	116,322	143,492
Cost of revenues	8,650	13,761	42,541	49,094
Gross profit	17,066	24,419	73,781	94,398
Operating expenses:
Marketing	5,204	5,856	20,434	14,293
General and administrative	7,191	6,612	33,912	26,998
Research and development	1,258	2,035	5,871	5,661
Total operating expenses	13,653	14,503	60,217	46,952
Operating income	3,413	9,916	13,564	47,446
Other income:
Gains on investments	-	-	37	722
Interest and dividend income	9	43	117	318
Interest expense	(38)	(65)	(192)	(307)
Fair value loss on common equity put options	-	-	-	(1,047)
Other income, net	-	-	4	16
Total other expense	(29)	(22)	(34)	(298)
Income before income taxes	3,384	9,894	13,530	47,148
Income tax expense (benefit)	7,186	(35,420)	9,745	(23,163)
Net (loss) income	$(3,802)	$45,314	$3,785	$70,311

(Loss) earnings per ordinary share:
Basic	$(0.21)	$2.51	$0.21	$3.81
Diluted	$(0.21)	$2.50	$0.21	$3.81
Weighted average ordinary shares outstanding:
Basic	17,841	18,089	17,831	18,468
Diluted	17,841	18,096	17,868	18,476

– More –

NEWS RELEASE
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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
ASSETS	31-Dec-14	31-Dec-13
Current Assets
Cash and cash equivalents	$75,945	$45,997
Marketable securities, at fair value	367	8,782
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	3,903	3,626
Inventories	5,635	4,490
Deferred costs	2,765	4,662
Deferred tax assets, current	13,341	11,267
Prepaid income taxes	12,513	11,956
Deposits and other current assets	1,170	818
Total current assets	115,639	91,598

Property and equipment, net	3,564	1,959
Intangible assets, net	9,473	15,656
Goodwill	32,304	32,304
Deferred tax assets, non-current	32,510	29,684
Deposits and other non-current assets	743	693
Total Assets	$194,233	$171,894

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$2,879	$2,217
Income tax payable	9,197	2,020
Accrued expenses and other current liabilities	8,406	9,236
Deferred revenue, current portion	56,445	54,541
Total current liabilities	76,927	68,014

Deferred revenue, net of current portion	54,782	59,951
Other non-current liabilities	13,438	6,487
Total Capital Equity	49,086	37,442
Total Liabilities and Capital Equity	$194,233	$171,894

– More –

NEWS RELEASE
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Year	Year
	Ended	Ended
	31--Dec-14	31--Dec-13
Cash flows from operating activities:
Net income	$3,785	$70,311
Provision for doubtful accounts and billing adjustments	444	1,799
Share-based issuances	7,190	2,806
Depreciation and amortization	4,823	4,858
Impairment of intangible assets	2,464	-
Increase of uncertain tax position	14,166	3,893
Deferred income tax benefit	(4,423)	(29,007)
Interest expense - non-cash	192	307
Gains on investments	(37)	(722)
Fair value loss on common equity put options	-	1,047
Changes in operating assets and liabilities	(3,579)	(20,011)
Net cash provided by operating activities	25,025	35,281
Cash flows from investing activities:
Purchases of investments	-	(368)
Proceeds from sales of investments	9,094	12,622
Purchases of property and equipment	(2,213)	(176)
Acquisition of intangible assets	(485)	(117)
Net cash provided by investing activities	6,396	11,961
Cash flows from financing activities:
Purchase of treasury stock	-	(18,704)
Proceeds from exercise of ordinary share options	27	-
Payment of other non-current liabilities	(1,500)	(1,500)
Net cash used in financing activities	(1,473)	(20,204)

Net increase in cash and cash equivalents	29,948	27,038
Cash and cash equivalents, beginning of period	45,997	18,959
Cash and cash equivalents, end of period	$75,945	$45,997

– More –

NEWS RELEASE
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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES
(In thousands)
(Unaudited)	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13
Net revenues	$25,716	$38,180	$116,322	$143,492
Favorable settlement with a retail sales broker	-	-	-	(1,192)
Transition costs related to introduction of New magicJack Plus	-	-	-	1,200
Certain tax matters	-	-	-	750
Non-GAAP net revenues	$25,716	$38,180	$116,322	$144,250

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA
(In thousands)
(Unaudited)	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13
GAAP Operating income	$3,413	$9,916	$13,564	$47,446
Depreciation and amortization	1,012	1,362	4,823	4,858
Share-based issuances	1,476	1,175	7,190	2,806
Transaction related expenses	603	-	603	-
Impairment of intangible asset	-	-	2,464	-
Provision for device returns	153	-	740	-
Transition costs related to introduction of New magicJack Plus	110	-	468	1,200
Reversal of unused price protection accrual	-	-	(123)	-
Net change to provision for bad debt expense	(12)	-	(129)	-
Favorable settlement with a retail sales broker	-	-	-	(1,192)
Former executive severance payments	-	-	-	798
Customer care termination payment	-	1,500	-	1,500
Certain tax matters	-	-	-	750
Adjusted EBITDA	$6,755	$13,953	$29,600	$58,166

NEWS RELEASE
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RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP INCOME BEFORE TAX
(In thousands)
(Unaudited)
	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13
GAAP Net (loss) income	$(3,802)	$45,314	$3,785	$70,311
Share-based issuances	1,476	1,175	7,190	2,806
Transaction related expenses	603	-	603	-
Impairment of intangible asset	-	-	2,464	-
Provision for device returns	153	-	740	-
Transition costs related to introduction of New magicJack Plus	110	-	468	1,200
Reversal of unused price protection accrual	-	-	(123)	-
Net change to provision for bad debt expense	(12)	-	(129)	-
Favorable settlement with a retail sales broker	-	-	-	(1,192)
Former executive severance payments	-	-	-	798
Customer care termination payment	-	1,500	-	1,500
Certain tax matters	-	-	-	750
Gain on investments	-	-	(37)	(722)
Fair value loss on common equity put options	-	-	-	1,047
Release of tax valuation allowance	(1,339)	(40,531)	(1,339)	(40,531)
Foreign currency revaluations on tax assets	4,326	-	4,326	-
Uncertain tax positions, net	1,196	3,893	1,196	3,893
Non-GAAP Net income	$2,711	$11,351	$19,144	$39,859

GAAP (Loss) earnings per ordinary share – Diluted	$(0.21)	$2.50	$0.21	$3.81
Share-based issuances	0.08	0.06	0.40	0.15
Transaction related expenses	0.03	-	0.03	-
Impairment of intangible asset	-	-	0.14	-
Provision for device returns	0.01	-	0.04	-
Transition costs related to introduction of New magicJack Plus	0.01	-	0.03	0.06
Reversal of unused price protection accrual	-	-	(0.01)	-
Net change to provision for bad debt expense	(0.00)	-	(0.01)	-
Favorable settlement with a retail sales broker	-	-	-	(0.06)
Former executive severance payments	-	-	-	0.04
Customer care termination payment	-	0.08	-	0.08
Certain tax matters	-	-	-	0.04
Gain on investments	-	-	(0.00)	(0.04)
Fair value loss on common equity put options	-	-	-	0.06
Release of tax valuation allowance	(0.07)	(2.24)	(0.07)	(2.19)
Foreign currency revaluations on tax assets	0.24	-	0.24	-
Uncertain tax positions, net	0.07	0.22	0.07	0.21
Non-GAAP Earnings per share – Diluted	$0.15	$0.63	$1.07	$2.16
Weighted average ordinary shares outstanding:
Diluted	17,879	18,096	17,868	18,476

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)
	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-14	31-Dec-13	31-Dec-14	31-Dec-13
Net cash provided by operating activities	$1,519	$6,440	$25,025	$35,281
Less: Capital expenditures	(302)	(92)	(2,213)	(176)
Free cash flow	$1,217	$6,348	$22,812	$35,105